Exhibit 23.B
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147940) of El Paso Pipeline Partners, L.P. of our reports relating to the consolidated financial statements as indicated below, which are incorporated by reference in the Current Report on Form 8-K/A of El Paso Pipeline Partners, L.P dated December 12, 2008:
1.	Our report dated February 28, 2006 relating to the consolidated financial statements of Colorado Interstate Gas Company for the year ended December 31, 2005,

2.	Our report dated March 15, 2006 relating to the consolidated financial statements of Southern Natural Gas Company for the year ended December 31, 2005, and

3.	Our report dated February 25, 2008 relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which appears in the Southern Natural Gas Company Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 12, 2008